UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2007

XTO ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10662	75-2347769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Houston, Fort Worth, Texas		76102
(Address of Principal Executive Offices)		(Zip Code)

(817) 870-2800
(Registrants Telephone Number, Including Area Code)

NONE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Five-For-Four Stock Split with Dividend Increase

On November 14, 2007, XTO Energy Inc. announced that its Board of Directors has declared a five-for-four stock split of its common stock and will maintain its quarterly cash dividend of twelve cents per share, effecting a 25% dividend increase.

2008 Development Budget and Target Production Growth

On November 14, 2007, XTO Energy Inc. announced that its Board of Directors approved a 2008 capital budget for development and exploration expenditures of $2.6 billion. An additional $400 million has been budgeted for the construction of pipeline infrastructure and compression and processing facilities. With these expenditures, the Company plans to increase 2008 production volumes by 17% over 2007 levels.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1 News Release Number: 07-29, dated November 14, 2007

99.2 News Release Number: 07-30, dated November 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: November 16, 2007	By:	/s/ BENNIE G. KNIFFEN
Bennie G. Kniffen
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number and Description

99.1	News Release Number: 07-29, dated November 14, 2007

99.2	News Release Number: 07-30, dated November 14, 2007